Exhibit 99.1

LMP Automotive Holdings, Inc. Pre-Announces Accelerated Growth in the Third Quarter as Compared to the Second Quarter of 2020 - Significant Increase in Revenue

Preliminary Expected Results of Operations Quarter-over-Quarter

  Revenue Increased 71% to $13.1M; and
  Gross Profits of $1.1M.

October 15, 2020

FORT LAUDERDALE, FL / GLOBE NEWSWIRE / October 15, 2020/ LMP Automotive Holdings, Inc. (NASDAQ:LMPX) (the "Company" or “LMP”), an e-commerce and facilities-based platform for consumers who desire to buy, sell, subscribe for or finance pre-owned and new automobiles, today announced certain preliminary results of operations for the three months ended September 30, 2020.

“The momentum that we saw in the second quarter accelerated into the third, leading to record performance for LMP in metrics that demonstrate strong progress,” said Evan Bernstein, LMP’s Chief Financial Officer.

Richard Aldahan, LMP’s Chief Operating Officer added, “this record performance further validates our strategy of overlaying our e-commerce, sales, subscription and leasing model over acquired dealerships can produce consistent and impressive, same-store sales growth and profits.”

“LMP is laser focused on its e-commerce hybrid online strategy. This quarter represents meaningful progress on key fundamental metrics. When we overlay our model on top of our acquired dealerships, we expect this momentum to accelerate and the Company looks forward to achieving many more records in the future,” Sam Tawfik, LMP’s Chief Executive Officer, concluded.

ABOUT LMP AUTOMOTIVE HOLDINGS, INC. – “BUY, SUBSCRIBE, SELL AND REPEAT.”

LMP Automotive Holdings, Inc. (NASDAQ: LMPX) describes its business model as “Buy, Subscribe, Sell and Repeat.” This means that we “Buy” pre-owned automobiles primarily through auctions or directly from other automobile dealers, and new automobiles from manufacturers and manufacturer distributors at fleet rates. We “Subscribe” the automobiles to our customers by allowing them to enter into our subscription plan for automobiles in which customers have use of an automobile for a minimum of thirty (30) days. LMP’s all-inclusive vehicle subscription membership includes monthly swaps and covers insurance, maintenance and upkeep. It offers the flexibility to upgrade your vehicle to a more premium model or downgrade for a lesser cost model when you like. We “Sell” our inventory, including automobiles previously included in our subscription programs, to customers as well, and then we “Repeat” the whole process.

Investor Relations:

LMP Automotive Holdings, Inc.

500 East Broward Boulevard, Suite 1900

Fort Lauderdale, FL 33394

investors@lmpah.com

For more information visit: https://lmpmotors.com/.

FORWARD-LOOKING STATEMENTS:

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Such statements include, but are not limited to, any statements relating to our expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. These statements may be preceded by, followed by or include the words “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “outlook,” “plan,” “potential,” “project,” “projection,” “seek,” “can,” “could,” “may,” “should,” “would,” will,” the negatives thereof and other words and terms of similar meanings. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock value. Factors that could cause actual results to differ materially from those currently anticipated include: our dependence upon external sources for the financing of our operations; our ability to effectively executive our business plan; our ability to maintain and grow our reputation and to achieve and maintain the market acceptance of our services and platform; our ability to manage the growth of our operations over time; our ability to maintain adequate protection of our intellectual property and to avoid violation of the intellectual property rights of others; our ability to maintain relationships with existing customers and automobile suppliers, and develop relationships; and our ability to compete and succeed in a highly competitive and evolving industry; as well as other risks described in our SEC filings. There is no assurance that any forward-looking statements will materialize. You are cautioned not to place undue reliance on forward-looking statements, which reflect expectations only as of this date. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

SOURCE: LMP Automotive Holdings, Inc.